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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): February 21, 2005
                                                  -----------------

                               LUCILLE FARMS, INC.
                               -------------------
               (Exact Name of Registrant as Specified in Charter)



       Delaware                      1-12506                  13-2963923
-------------------------     ---------------------      ----------------------
(State or Other Juris-        (Commission File No.)         (IRS Employer
diction of Incorporation)                                  Identification No.)


150 River Road, Montville, New Jersey                             07045
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code: (973) 334-6030
                                                   ---------------


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         On February 21, 2005, Mr. Don Desjarlais (age 49) was appointed Executive Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Desjarlais was the Vice President and Chief Financial Officer of Alto Dairy Cooperative, one of the largest dairy cooperatives in the United States with cheese manufacturing operations producing in excess of 200,000,000 pounds of cheese per year.

         Effective on February 21, 2005, the Company entered into a five year employment agreement with Mr. Desjarlais, pursuant to which Mr. Desjarlais was employed by the Company at a base salary of $150,000 per annum, and granted a 10-year option to purchase 50,000 shares of the Company's Common Stock at $3.00 per share, which options vest to the extent of 10,000 shares upon the commencement of employment and the balance ratably on each of the next four anniversary dates thereof; provided, however, that in the event of a sale of all or substantially all of the assets of the Company, or all of the shares of capital stock of the Company, or the merger or consolidation of the Company with another entity where the Company is not the surviving entity or becomes a wholly owned subsidiary of another entity ( a "Change of Control Event"), that portion of the option that is to vest during the year in which such event is consummated shall vest immediately prior to the Change of Control Event. Also, in the event his employment is terminated by the Company without cause, the Company shall be required to continue to pay his salary for a period of twelve (12) months; provided, however, that Mr. Desjarlais shall have the affirmative obligation to seek employment and mitigate the Company's damages-i.e. to the extent that he earns monies from his employment, the same shall be applied to reduce the payments to be made to Mr. Desjarlais under his employment agreement. In the event Mr. Desjarlais' employment is terminated on account of his death, disability, or resignation or for cause, the Company shall be obligated to pay his salary only up to the date of termination.

         On February 21, 2005, Mr. Al Moussab resigned his position as Chief Financial Officer of the Company. Mr. Moussab will continue in the employ of the Company for such period of time as is required by the Company to accomplish an orderly transition.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

           (c) Exhibits.

               10.1 Employment Agreement of Don Desjarlais, dated
                    February 21, 2005.

               99.1 Press release, dated February 22, 2005.


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                                   Signatures:
                                   -----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    LUCILLE FARMS, INC.



                                    By: /s/ Jay Rosengarten
                                        -------------------
                                        Jay Rosengarten, Chief Executive Officer




Date:    February 22, 2005






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                                  Exhibit Index
                                  -------------

No.                               Description
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10.1                              Employment Agreement of Don Desjarlais,
                                  dated February 21, 2005.

99.1                              Press release, dated February 22, 2005.









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